CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Matrix Advisors Funds Trust and to the use of our report dated August 26, 2019 on the financial statements and financial highlights of Matrix Advisors Dividend Fund. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 28, 2019